UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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Central Federal Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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7000 N. High StreetWorthington, Ohio 43085

April 26, 2018

Fellow Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Meeting”) of Central Federal Corporation (the “Company”) which will be held at the New Albany County Club, located at 1 Club Lane, New Albany, Ohio 43054, on Wednesday, May 30, 2018, at 10:00 a.m., local time.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting.  Directors and officers of the Company, as well as one or more representatives of the Company’s independent registered public accounting firm, will be present at the Meeting to respond to any questions stockholders may have regarding the business to be transacted.  In addition, the Meeting will include management’s report on the Company’s financial performance for 2017. Attendance at the Meeting is limited to stockholders of record as of the close of business on April 13, 2018, their duly appointed proxies and guests of the Board of Directors and management.

Your vote is very important.  Whether or not you expect to attend the Meeting, please read the enclosed Proxy Statement and then complete, sign and return the enclosed proxy card promptly in the postage-paid envelope provided, or follow the procedures on the proxy card to vote your shares electronically, so that your shares will be represented.  If you attend the Meeting and are a stockholder of record, or hold a legal proxy from your bank or broker, you may vote in person even if you have previously submitted a proxy.

On behalf of the Board of Directors, management and all of the employees of Central Federal Corporation, thank you for your continued interest and support.

Sincerely yours,

Timothy T. O’Dell

President and Chief Executive Officer

CENTRAL FEDERAL CORPORATION

7000 N. High Street

Worthington, Ohio 43085

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 30, 2018

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of Central Federal Corporation (the “Company”) will be held at the New Albany County Club, 1 Club Lane, New Albany, Ohio 43054, on Wednesday, May 30, 2018, at 10:00 a.m., local time, for the following purposes:

1.	To elect two (2) Directors to serve for terms of three (3) years each;
2.	To consider and vote upon a non-binding advisory resolution to approve the compensation of the Company’s named executive officers;
3.	To ratify the appointment of BKD LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018;
4.

To consider and vote upon a proposal to grant discretionary authority to the Company’s Board of Directors to amend our Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock in a specific ratio ranging from 1-for-3  to 1-for-7, as selected by the Company’s Board of Directors;

5.

To consider and vote upon a proposal to adjourn the Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Meeting to approve Proposal 4; and

6.	To transact such other business as may properly come before the Meeting and any adjournment(s) thereof.

Record holders of the common stock of the Company at the close of business on April 13, 2018 are entitled to receive notice of and to vote at the Meeting and any adjournment(s) of the Meeting.  A list of stockholders entitled to vote will be available for examination by any stockholder at the Meeting and for the ten days preceding the Meeting during ordinary business hours at Central Federal Corporation, 7000 N. High Street, Worthington, Ohio 43085.

Included with this Notice are the Company’s Proxy Statement for the Meeting, a form of proxy card and the Company’s 2017 Annual Report to Stockholders.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 30, 2018:  The Company’s Proxy Statement for the Meeting, the form of proxy card and the Company’s 2017 Annual Report to Stockholders are available at http://CFBankonline.com.

BY ORDER OF THE BOARD OF DIRECTORS

Timothy T. O’Dell

President and Chief Executive Officer

Worthington, Ohio

April 26, 2018

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM.  PLEASE READ THE ENCLOSED PROXY MATERIALS AND FOLLOW THE PROCEDURES ON THE PROXY CARD TO VOTE YOUR SHARES ELECTRONICALLY, OR SIGN AND RETURN THE PROXY CARD IN THE SELF-ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

CENTRAL FEDERAL CORPORATION

7000 N. High Street

Worthington, Ohio 43085

(614) 334-7979

cfbankonline.com

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2018

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Central Federal Corporation (the “Company”) of proxies to be voted at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at the New Albany County Club, 1 Club Lane, New Albany, Ohio 43054, at 10:00 a.m., local time, on May 30, 2018, and at any adjournment(s) thereof.  Your vote is very important.  This Proxy Statement, the accompanying proxy card and the Company’s 2017 Annual Report to Stockholders are being first sent or given on or about April 26, 2018 to stockholders of record of the Company as of the close of business on April 13, 2018.  The Board of Directors encourages you to read this Proxy Statement thoroughly and to take this opportunity to vote on the matters to be decided at the Meeting.

This Proxy Statement, the form of proxy card and the Company’s 2017 Annual Report to Stockholders are also available at http://CFBankonline.com.

ATTENDING THE MEETING AND VOTING PROCEDURES

WHO MAY ATTEND THE MEETING?

If you are a stockholder of record as of the close of business on April 13, 2018 (the “Record Date”), you are entitled to attend the Meeting.  Please note, however, that if you hold your shares in street name (i.e., you are a beneficial owner of shares of Company common stock that are held by a broker, bank or other nominee), you will need proof of ownership to be admitted to the Meeting.  See “HOW DO I VOTE” and “Must I VOTE BY proxy or may I vote in person at the annual meeting?” for additional information.

To obtain directions to attend the Meeting and vote in person, please call Barb Pyke at (614) 318-4669.

WHO IS ENTITLED TO VOTE?

You are entitled to vote your shares of common stock if the Company’s records show that you held your shares as of the close of business on the Record Date.  As of the close of business on the Record Date, a total of 23,315,547 shares of common stock of the Company were outstanding and entitled to vote.  Each share of common stock entitles the holder thereof to one vote on each matter presented at the Meeting, except as described below.

As provided in the Company’s Certificate of Incorporation, as amended (“Certificate of Incorporation”), a person (either a natural person or an entity) who, as of the close of business on the Record Date, beneficially owned, either directly or indirectly, a total number of shares of the Company’s common stock in excess of 10% of the total outstanding shares of the Company’s common stock (the “10% limit”) is not entitled to vote any of such person’s shares in excess of the 10% limit, and those shares in excess of the 10% limit are not treated as outstanding for voting purposes.  For purposes of calculating the 10% limit, a person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person.  The Certificate of Incorporation, authorizes the Board of Directors to (i) make all determinations necessary to implement and apply the 10% limit, including determining whether persons are acting in concert, and (ii) demand that any person who is reasonably believed to beneficially own stock in excess of the 10% limit supply information to the Company to enable the Board of Directors to implement and apply the 10% limit.  As of the Record Date, the Company was not aware of any person who beneficially owned more than 10% of the Company’s outstanding common stock.

HOW DO I VOTE?

If you are a stockholder of record, you may vote in person by attending the Meeting or you may vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope, or by following the procedures on the proxy card to vote your shares electronically.  If you hold your shares through a broker, bank or other nominee, you are considered to hold your shares in “street name,” and you will receive separate instructions from your bank, broker or other nominee describing how to vote your shares.  Please note that if you hold your shares in street name and wish to vote those shares in person at the Meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds those shares for you.

Must I VOTE BY proxy or may I vote in person at the annual meeting?

If you are a stockholder of record, you may attend and vote in person at the Meeting.  To be admitted at the Meeting, you may need to present personal photo identification.  If your shares are held in street name (i.e., the shares are not registered in your name), you must present personal photo identification and proof of stock ownership to be admitted to the Meeting.  A copy of your account statement or a letter from your broker, bank or other institution reflecting the number of shares of common stock you owned as of the Record Date (April 13, 2018) will constitute adequate proof of stock ownership for admission to the Meeting.  In order to vote your shares held in street name at the Meeting, you also will need to obtain and bring with you to the Meeting a legal proxy from your broker, bank or other institution in whose name your shares are held.

HOW WILL MY SHARES BE VOTED?

Shares of the Company’s common stock which are represented by properly executed proxy cards that are received prior to the Meeting, and not subsequently revoked, will be voted by your proxies in accordance with your instructions.  If you submit a valid proxy card prior to the Meeting but do not provide voting instructions, your proxies will vote your shares as recommended by the Board of Directors, except in the case of broker non-votes where applicable, as follows:

•	“FOR” the election as Directors of the Company of the two (2) nominees listed below under the heading “PROPOSAL 1 – ELECTION OF DIRECTORS”;
•	“FOR” the non-binding advisory resolution to approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement;
•	“FOR” the ratification of the appointment of BKD, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018;
•

 “FOR” the approval of the proposal to grant discretionary authority to the Company’s Board of Directors to amend our Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s common stock in a specific ratio ranging from 1-for-3  to 1-for-7, as selected by the Company’s Board of Directors (the “Reverse Stock Split”); and

•	“FOR” the approval of the adjournment of the Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Meeting to approve Proposal 4.

If any other matters are properly presented for voting at the Meeting, the persons appointed as proxies will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.  No appraisal or dissenters’ rights exist for any action proposed to be taken at the Meeting.

If a beneficial owner does not provide appropriate voting instructions to any broker or other nominee holding the common shares of such beneficial owner in street name, the stock exchange rules and regulations applicable to brokers and other nominees allow them to vote such common shares on “routine” matters without instructions from the beneficial owner.  If a proposal is considered a “non-routine” matter, the broker or other nominee may vote the common shares held in street name on the proposal only if the beneficial owner of such common shares has provided voting instructions.  A broker non-vote occurs when the broker or other nominee is unable to vote on a proposal because the proposal is considered a “non-routine” matter and the beneficial owner does not provide appropriate voting instructions.

Of the proposals to be presented at the Meeting, the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 3) qualifies as a “routine” matter.  The Company believes that the approval of the proposed amendment to the Certificate of Incorporation to effect the Reverse Stock Split (Proposal 4) and the proposal to adjourn the Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Meeting to approve Proposal 4 (Proposal 5), also each qualify as a “routine” matter.  Each of the other proposals (Proposals 1 and 2) is considered a “non-routine” matter and, therefore, your broker may vote on these matters only if you provide voting instructions.  Accordingly, it is important that you provide instructions to your broker.

CAN I REVOKE OR CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

You may revoke your proxy at any time before the vote is taken at the Meeting.  To revoke your proxy, you take one of the following actions: (i) advise the Corporate Secretary of the Company in writing before your shares have been voted at the Meeting; (ii) deliver to the Company another proxy that bears a later date;  or (iii) attend the Meeting and vote your shares in person.  Attendance at the Meeting will not, by itself, revoke your proxy.  The last-dated proxy you submit (by any means) will supersede any previously submitted proxy. If you have instructed your broker, bank or nominee to vote your shares, you must follow the directions received from your broker, bank or nominee to revoke a previously delivered proxy.

WHAT CONSTITUTES A QUORUM FOR THE MEETING?

A quorum exists if a majority of the outstanding shares of common stock entitled to vote (after subtracting any shares in excess of the 10% limit) at the Meeting is present in person or represented by proxy at the Meeting. The Meeting will be held if a quorum exists at the Meeting.  If you return valid proxy instructions or attend the Meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.  Broker non-votes also will be counted for purposes of determining a quorum.  If there are not sufficient shares present or represented by proxy at the Meeting to constitute a quorum or to approve or ratify any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

WHAT VOTE IS REQUIRED FOR EACH PROPOSAL?

The following describes the required vote on each proposal so long as a quorum is present at the Meeting.

•     Proposal 1 – Election of Directors

Under Delaware law and the Company’s Bylaws, Directors are elected by a plurality of the votes cast.  This means that the two (2) nominees receiving the greatest number of votes “FOR” election will be elected Directors.  Shares as to which the authority to vote is withheld and broker non-votes will be counted for quorum purposes but will not affect whether a nominee has received sufficient votes to be elected.

•     Proposal 2 – Non-Binding Advisory Resolution to Approve the Compensation of the Company’s Named Executive Officers

Under the Company’s Bylaws, the affirmative vote of a majority of the votes cast is required to approve the non-binding advisory resolution to approve the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement.  The effect of an abstention is the same as a vote “AGAINST” the proposal.  Broker non-votes will not be counted in determining whether the proposal has been approved.

•    Proposal 3 – Ratification of the Appointment of the Company’s Independent Registered Public Accounting firm

Under the Company’s Bylaws, the affirmative vote of a majority of the votes cast is required to ratify the appointment of BKD LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018.  The effect of an abstention is the same as a vote “AGAINST” the proposal.

•    Proposal 4 – Amendment to our Certificate of Incorporation to Effect the Reverse Stock Split

Under Delaware law and the Certificate of Incorporation, the affirmative vote of the holders of a majority of the shares of common stock of the Company which are outstanding and entitled to vote is required to approve the proposal to grant discretionary authority to the Company’s Board of Directors to amend the Certificate of Incorporation, to effect the Reverse Stock Split.  The effect of an abstention is the same as a vote “AGAINST” the proposal.

•   Proposal 5 – Adjournment of the Meeting

Under the Company’s Bylaws, the affirmative vote of a majority of the votes cast is required to approve the proposal to adjourn the Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Meeting to approve Proposal 4.  The effect of an abstention is the same as a vote “AGAINST” the proposal.

WHO WILL COUNT THE VOTE?

Broadridge, a servicing company for the financial industry, will tally the vote, which will be certified by an Inspector of Election.  The Board of Directors has designated John W. Helmsdoerfer, Executive Vice President and Chief Financial Officer of the Company, to act as the Inspector of Election for the meeting.  Mr. Helmsdoerfer is an officer of the Company and an officer and employee of the Company’s wholly-owned operating subsidiary, CFBank, National Association.

IS THE BOARD OF DIRECTORS AWARE OF ANY OTHER MATTERS THAT WILL BE PRESENTED AT THE ANNUAL MEETING?

The Company’s Board of Directors is not aware of any other matters to be presented at the Meeting.  If any matters not described in this Proxy Statement are properly presented at the Meeting, the persons named in the proxy card will use his or her best judgment to determine how to vote your shares.

WHO PAYS THE COST OF PROXY SOLICITATION?

The Company will pay the costs of preparing, printing and mailing/delivering this proxy statement, the accompanying proxy card, the Company’s 2017 Annual Report to Stockholders and other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Company’s Board of Directors, other than the Internet access charges incurred by a stockholder when voting electronically.  Although we are soliciting proxies by mailing these proxy materials to our shareholders, the directors, officers and employees of the Company and our subsidiary, CFBank, may also solicit proxies by further mailing, personal contact, telephone or electronic mail without receiving any additional compensation for such solicitations.  Arrangements will also be made with brokerage firms, financial institutions and other nominees that are record holders of shares of common stock of the Company for the forwarding of solicitation materials to the beneficial owners of such shares.  The Company will reimburse these brokers, financial institutions and other nominees for their reasonable out-of-pocket costs incurred in sending proxy materials to the beneficial owners of the Company’s common stock.

We have retained Laurel Hill Advisory Group, LLC, a proxy solicitation firm, to assist us in soliciting proxies for the Meeting at an anticipated cost of approximately $5,500, plus certain out-of-pocket expenses.

WHO SHOULD I CALL IF I HAVE QUESTIONS?

If you have any questions or need assistance with voting your shares, please call:

Laurel Hill Advisory Group, LLC

2 Robbins Lane, Suite 201

Jericho, NY  11753

1 (888) 742-1305

Banks and Brokers please call 1 (516) 933-3100.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on May 30, 2018:

The Company’s Proxy Statement for the Annual Meeting, the form of proxy card and the Company’s 2017 Annual Report to Stockholders are available at http://CFBankonline.com.

CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

The Board of Directors of the Company has determined that each of the following directors of the Company is “independent” as that term is defined by applicable listing standards of the NASDAQ Marketplace Rules and by applicable “SEC” rules:  Thomas P. Ash, Edward W. Cochran, James Frauenberg II, Robert E. Hoeweler and Robert H. Milbourne.  Timothy O’Dell does not qualify as “independent” as a result of serving as the President and Chief Executive Officer of the Company and CFBank during 2017.

The NASDAQ independence definition includes a series of tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company and its subsidiaries.  As required by the NASDAQ Marketplace Rules, the Board of Directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director.  In making these determinations, the Board of Directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and CFBank, including those described under the heading “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS” on page 10 of this Proxy Statement.

BOARD LEADERSHIP STRUCTURE

The Company’s current Chairman, Robert E. Hoeweler, has served in this capacity since August 24, 2012.  Mr. Hoeweler has extensive experience in the banking industry and intimate familiarity with the operations of financial institutions. As a result, he is able to provide unique insights as Chairman that are valuable to the Board in determining and overseeing the strategic direction of the Company.

Currently, the Board of Directors has placed the responsibilities of Chairman with an “independent” member of the Board, which we believe provides strong accountability between the Board and our management team.  Our Chairman is responsible for providing leadership to the Board of Directors and facilitating communication among the directors, setting the Board meeting agendas in consultation with the President and Chief Executive Officer, and presiding at Board meetings.  The Chairman also actively oversees the activities and controls of the Company and CFBank. This delineation of duties between the Chairman and President and Chief Executive Officer allows the Company’s President and Chief Executive Officer to focus his attention on managing the day-to-day business of the Company and CFBank.  We believe this structure provides strong leadership for our Board while positioning our President and Chief Executive Officer as the leader of the Company in the eyes of our customers, employees, stockholders and other stakeholders.

The Board also believes that the Company and its stockholders are best served by a Board that has the flexibility to establish and change the Board’s leadership structure from time to time to fit the needs of the Company.  Pursuant to the Company’s Corporate Governance Guidelines, the Board of Directors has the power and authority to combine or separate the positions of Chairman and President/Chief Executive Officer.  Thus, from time to time, the Board may consider combining the roles of President/Chief Executive Officer and Chairman, and/or appointing a Lead Independent Director.  These decisions will be dependent upon the needs of the Company at that time, including the composition of the Board and the availability, willingness and qualifications of candidates to serve as Chairman and/or Lead Independent Director, as well as other factors.

BOARD ROLE IN RISK OVERSIGHT

The Board of Directors has overall responsibility for consideration and oversight of risks facing the Company and CFBank and is responsible for ensuring that material risks are identified and managed appropriately.  The Board delegates to its committees certain risk management oversight responsibilities related to their specific areas of responsibility.  The Audit Committee is responsible for overseeing financial risk exposure and the steps management is taking to monitor and control such exposures.  The Compensation and Management Development Committee oversees the management of risks arising from our compensation programs, policies and practices for our executives and employees that would be reasonably likely to have a material adverse effect on the Company.   The Corporate Governance and Nominating Committee oversees risks related to corporate governance, including those related to performance and composition of the Board and the independence of Board members.  Directors discuss risk and risk mitigation strategies with management within these committees.  All risk oversight discussions are included in committee and other reports to the full Board of Directors.

BOARD MEETINGS AND COMMITTEES

The Board of Directors of the Company holds four (4) regular meetings annually and special meetings as called from time to time in accordance with the Bylaws of the Company.  During 2017, the Company’s Board of Directors held twelve (12) meetings. The Board of Directors of CFBank has the same composition as the Board of the Company and holds regular meetings monthly and special meetings as called from time to time in accordance with the Bylaws of CFBank.  During 2017, CFBank’s Board of Directors held twelve (12) meetings.  No director during the period he served attended less than 75% of the Company’ Board meetings and any committees on which he served.

The Board’s principal standing committees during 2017 were the Audit Committee, the Executive Committee, the Compensation and Management Development Committee, and the Corporate Governance and Nominating Committee.  Information regarding the functions of the Board’s committees, their present membership and the number of meetings held by each committee during fiscal 2017 is set forth below.  All committees operate under formal written charters adopted by the Board of Directors.  The charters of the Audit Committee, the Compensation and Management Development Committee and the Corporate Governance and Nominating Committee are available in the Investor Relations section of our website at http://CFBankonline.com.

AUDIT COMMITTEE.  The Audit Committee provides assistance to the Board in fulfilling its oversight responsibility relating to the integrity of our consolidated financial statements and the financial reporting processes, the systems of internal accounting and financial controls, compliance with legal and regulatory requirements, the annual independent audit of our consolidated financial statements, the qualifications and independence of our independent registered public accounting firm, the performance of our internal audit function and of our independent registered public accounting firm, and any other areas of potential financial risk to the Company as specified by the Board.  The Audit Committee also is responsible for the appointment, retention and oversight of our independent registered public accounting firm, including pre-approval of all audit and non-audit services to be performed by the independent registered public accounting firm, and for the review and approval, on an ongoing basis, of all related-party transactions for potential conflict-of-interest situations.  The Audit Committee Report appears on page 33 of this Proxy Statement.

During 2017, the Audit Committee held ten (10) meetings.  The following directors served as members of the Audit Committee during 2017:

Audit Committee Members
Thomas P. Ash (Chair)
Robert E. Hoeweler
Edward W. Cochran
James H. Frauenberg II
Robert H. Milbourne

Each director who currently serves on the Audit Committee qualifies, and each director who served as a member of the Audit Committee during 2017 qualified, as “independent” under the standards set forth in the NASDAQ Marketplace Rules and Rule 10A-3of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).  None of such members of the Audit Committee has participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years, and all of such members are able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement. The Board has also determined that Thomas P. Ash, the Chair of the Audit Committee, qualifies as an “audit committee financial expert” under applicable SEC regulations.

EXECUTIVE COMMITTEE.  The Executive Committee is responsible for strategy formulation, the detailed development of the Company’s and CFBank’s Business and Capital Plan and for oversight of the detailed operations of the Company.   The Executive Committee is also the working committee of the Board responsible for various activities, including: identification, analysis, scenario development and action planning regarding issues and opportunities impacting CFBank’s current operations and future success. The Executive Committee also signs off on all information releases to outside parties.  The Executive Committee is comprised of the Board Chairman, the President and Chief Executive Officer and one additional non-employee director.  Meetings of the Executive Committee are also attended by the Company’s Chief Financial Officer.

Executive Committee meetings are generally held as matters arise requiring consideration by the Executive Committee, and its activities are discussed with the full Board at Board meetings.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE.  The Compensation and Management Development Committee (the “Compensation Committee”) has overall responsibility for reviewing, evaluating and approving the director, officer and employee compensation plans, policies and programs of the Company and CFBank.  The Compensation Committee is responsible for administering our equity compensation plans and for establishing, in consultation with executive management, the Company’s general compensation philosophy and overseeing the development and implementation of executive compensation programs.

During 2017, the Compensation Committee held five (5) meetings.  All members of the Compensation Committee are “independent” as defined under the NASDAQ Marketplace Rules.  The following directors served as members of the Compensation Committee during 2017:

Compensation Committee Members
Robert H. Milbourne (Chair)
Robert E. Hoeweler
James H. Frauenberg II Edward W. Cochran

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE.    The Corporate Governance and Nominating Committee is responsible for identifying qualified director candidates and recommending to the Board of Directors the director nominees for election or appointment to the Board.  The Corporate Governance and Nominating Committee considers nominees in the context of standards codified in its Charter and in the Board’s Corporate Governance Guidelines.  The Committee also provides oversight on matters involving the size, composition and operation of the Board, including in the areas of committee membership and committee chairpersons.  The Committee also leads the Board in its annual review of the Board’s performance.  The Corporate Governance and Nominating Committee is authorized to employ professional search firms to assist in identifying potential members of the Board of Directors with the desired skills and disciplines.  No such firms were engaged or otherwise utilized during 2017. Final approval of director nominees is determined by the full Board of Directors, based on the recommendation of the Corporate Governance and Nominating Committee.

During 2017, the Corporate Governance and Nominating Committee held one (1) meeting.  The following directors served as members of the Corporate Governance and Nominating Committee during 2017:

Corporate Governance and Nominating Committee Members
Thomas P. Ash
Robert E. Hoeweler
Edward W. Cochran
James H. Frauenburg II
Robert H. Milbourne

All members of the Corporate Governance and Nominating Committee during 2017 qualified as independent under the NASDAQ Marketplace Rules.

NOMINATING PROCEDURE

The Corporate Governance and Nominating Committee recommends candidates, including incumbents, for election and appointment to the Board of Directors, subject to the provisions set forth in the Company’s Certificate of Incorporation and Bylaws.  Nominations are based on the criteria the Committee deems appropriate and consistent with the standards set forth in the Board’s Corporate Governance Guidelines.  Criteria considered by the Board may include the following: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company’s communities and shared values, as well as overall experience in the context of the needs of the Board as a whole.  Nominations received from stockholders are considered and evaluated using the same criteria as all other nominations.

Nominations, other than those made by the Board of Directors after its review of the recommendations of the Corporate Governance and Nominating Committee, must be made by timely notice in writing to the Corporate Secretary as set forth in the Company’s Bylaws.  In general, to be timely, a stockholder’s notice must be received by the Company not less than ninety (90) days before the date of the scheduled annual meeting; however, if less than one hundred (100) days’ notice or prior disclosure of the date of the scheduled annual meeting is given by the Company, the stockholder has until the close of business on the tenth (10th) day following the day on which notice or prior disclosure of the date of the scheduled annual meeting was made.  The stockholder’s notice must include:

(i)	As to each person whom a stockholder proposes to nominate for election or re-election as a director:

•

All information relating to the proposed nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(ii)	As to the stockholder giving the notice:

•	The name and address of the stockholder as they appear on the Company’s books; and
•	The class and number of shares of the Company’s capital stock that are beneficially owned by the stockholder.

The description above is a summary of the Company’s nominating process.  Any stockholder wishing to propose a director nominee to the Company must comply in full with the applicable procedures and requirements set forth in the Company’s Bylaws, the SEC’s proxy rules and Delaware law.

QUALIFICATIONS OF DIRECTORS

The Board of Directors has codified certain standards for directors in its Corporate Governance Guidelines.  These guidelines provide that the Board of Directors should encompass, among other things, a diverse range of viewpoints, backgrounds, experiences and demographics sufficient to build a Board that is effective, collegial and responsive to the Company’s operations and interests.  The Corporate Governance Guidelines also provide that Board membership should be based on judgment, character, expertise, skills and knowledge useful to the oversight of the Company’s business as well as on business or other relevant experience.  Further, at all times a majority of the Board must be “independent” as defined from time to time by the listing requirements of NASDAQ and any specific requirements established by the Board.  Each director also is expected to:

•	provide loyalty, direction and oversight to the business and management of the Company;
•	establish strategic direction of the Company;
•	exercise business judgment in the best interests of the Company;
•

possess sufficient familiarity with the Company’s principal operational and financial objectives and plans to ensure active and effective participation in the deliberations of the Board of Directors and each committee on which the director serves; and

•	possess the capacity to obtain a basic understanding of the Company’s results of operations and financial condition.

The Corporate Governance Guidelines are posted in the Investor Relations section of the Company’s website at http://CFBankonline.com.

CODE OF ETHICS AND BUSINESS CONDUCT

The Board of Directors has adopted a Code of Ethics and Business Conduct, which applies to all of our directors, officers and employees, including directors, officers and employees of CFBank and other subsidiaries.  Our Code of Ethics and Business Conduct is posted in the Investor Relations section of our website at http://CFBankonline.com.

BOARD MEMBER ATTENDANCE AT ANNUAL STOCKHOLDER MEETINGS

Although the Company does not have a formal policy regarding director attendance at annual stockholder meetings, directors are expected to attend these meetings absent extenuating circumstances.  All of our directors attended last year’s annual meeting of stockholders.

COMMUNICATIONS WITH DIRECTORS

The Board of Directors has adopted a process by which stockholders and other interested parties may communicate with the Board, any individual director or any committee chair by e-mail or regular mail.  Communications by e-mail should be sent to bobhoeweler@CFBankmail.com.  Communications by regular mail should be sent to the attention of the Board of Directors; any individual director by name; Chair, Audit Committee; Chair, Compensation and Management Development Committee; or Chair, Corporate Governance and Nominating Committee, c/o Corporate Secretary, Central Federal Corporation, 7000 N. High Street, Worthington, Ohio 43085.  Management will pass on all communications received to the appropriate director or directors without any screening.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee is responsible for reviewing and overseeing policies designed to identify transactions with “related persons,” including directors, executive officers and beneficial owners of more than 5% of the Company’s capital stock and the immediate family members of any of the foregoing, that are material to the Company’s consolidated financial statements or otherwise require disclosure under applicable rules adopted by the SEC, including those transactions required to be disclosed under Item 404 of SEC Regulation S-K, or the rules of any other appropriate regulatory agency or body.  All such transactions must be approved in advance by the Audit Committee. In addition, under the terms of the Company’s Code of Business Conduct and Ethics, the Audit Committee is responsible for reviewing and overseeing all actions and transactions which involve the personal interest of a director or executive officer of the Company and determining in advance whether any such action or transaction represents a potential conflict of interest.  Further, under the terms of CFBank’s Insider and Affiliate Credit and Regulation O Policy, all loans made to directors or executive officers of the Company or one of our subsidiaries must be reported to the Senior Credit Officer and the Compliance Officer. All such related party loans must conform to the Company’s credit policy. To the extent any transaction represents an ongoing business relationship with the Company or any of our subsidiaries, such transaction must be reviewed annually and be on terms no more favorable than those which would be usual and customary in similar transactions between unrelated persons dealing at arm’s length.

On an annual basis, each director and each executive officer of the Company must complete a Directors’ and Officers’ questionnaire which requires disclosure of any transaction, arrangement or relationship with the Company and/or any of our subsidiaries since the beginning of the last fiscal year in which the director or executive officer, or any member of his or her immediate family, has or had a direct or indirect interest. As a part of its review process, CFBank compares information to track originations of any new loans for a director or an executive officer, or any member of his or her immediate family, and reconciles all then-current account information to ensure the data has been gathered and recorded accurately.

CFBank policy and the laws and regulations governing insured financial institutions require that any and all loans or extensions of credit made by CFBank to executive officers, directors or their immediate family members, must (i) be made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to CFBank, (ii) not involve more than the normal risk of collectability and (iii) not present any other unfavorable features.  In addition, loans made to a director or executive officer may not exceed an amount which, when aggregated with the amount of all other loans to such person and his or her related interests, is equal to 15 percent of CFBank’s unimpaired capital and unimpaired surplus in the case of loans not fully secured, and an additional 10 percent of CFBank’s unimpaired capital and unimpaired surplus with respect to loans that are fully secured. All loans outstanding to such related persons totaled $6,663,553 at December 31, 2017 and $2,399,398 at December 31, 2016, and were performing in accordance with their terms at that date.

PROPOSAL 1 –

ELECTION OF DIRECTORS

In accordance with the Bylaws of the Company, the number of directors is currently fixed at six (6).  There are currently six (6) directors serving on the Board.  The independent members of the Board have nominated the two (2) directors named below for re-election as directors of the Company to serve three-year terms expiring at the annual meeting in 2021.

NOMINEES
Edward W. Cochran
Timothy T. O’Dell

Each nominee has consented to serve as a director if elected.  Should a nominee decline or be unable to serve, or for good cause will not serve, the Board of Directors reserves the right in its discretion to substitute another person as a nominee or to reduce the number of nominees.  In this event, the proxy holders may vote your shares in their discretion for any substitute nominee proposed by the Board of Directors unless you have withheld authority.

The following sets forth information regarding each of the nominees for election as director of the Company and each of the current directors whose term will continue following the meeting.  Unless otherwise indicated, each director or director nominee has held his principal occupation for more than five years.  There are no family relationships among any of the directors and executive officers of the Company.

NOMINEES

Edward W. Cochran has been engaged in the practice of law for 43 years since graduating from Columbia University Law School in 1975.  He holds an undergraduate degree from Harvard University, where he was a Harvard National Scholar.  Mr. Cochran is admitted to practice before the United States Supreme Court, as well as the courts of Ohio, the U.S. District Court for the Northern District of Ohio, and the United States Circuit Courts of Appeal for the Second, Third, Sixth, Seventh and Ninth Circuits.  In addition, Mr. Cochran is involved in various business interests and is a successful investor.  Mr. Cochran has strong relationships in Cleveland and brings a valuable legal perspective and regulatory understanding to the Company and CFBank. Age 68.   Director since December 19, 2012.

Timothy T. O’Dell has been the CEO and a Director of CFBank and the Company since August 2012 and has also served as the President of CFBank and the Company since October, 2015.  Prior to joining CFBank in 2012, Mr. O’Dell owned and operated a consulting company specializing in providing advisory services to a number of privately held enterprises in construction, health care, real estate and professional services.  Mr. O’Dell previously spent 22 years at Fifth Third Bank, and was a senior executive with Fifth Third’s Central Ohio affiliate for 12 of those years, concluding his tenure serving as President and Chief Executive Officer of the Central Ohio affiliate. At Fifth Third’s Central Ohio affiliate, Mr. O’Dell also served as Executive Vice President and senior lender and managed its commercial banking, residential, and commercial real estate divisions.  Prior to that he managed the Asset Based Lending Division for Fifth Third Bank engaged in financing growth companies and acquisition financing.  During his tenure, Fifth Third’s Central Ohio affiliate grew by $4 billion in deposits and $5 billion in loans from organic growth and through strategic acquisitions.  Mr. O’Dell has served on the board of the Columbus Chamber of Commerce and The Ohio State University Medical Center, and he was a founding investor in the Ohio TechAngel Venture Fund.  Mr. O'Dell holds a B.B.A. from Marshall University. Age 64.  Director since August 23, 2012.

CONTINUING DIRECTORS

Thomas P. Ash has been Director of Governmental Relations at the Columbus, Ohio-based Buckeye Association of School Administrators since August 2005.  Prior to that time, Mr. Ash was Superintendent of Schools, Mid-Ohio Educational Service Center in Mansfield, Ohio from January 2000 through July 2005.   Mr. Ash was the Superintendent of Schools, East Liverpool City School District in East Liverpool, Ohio from August 1984 to December 1999.  As Superintendent at Mid-Ohio Educational Service Center and East Liverpool City School District, his experience included financial reporting and analysis, supervising and directing financial staff members, implementing and complying with U.S. generally accepted accounting principles (GAAP) reporting requirements, and developing internal controls.  Mr. Ash’s public-sector and advocacy experience, both on the local level in Columbiana County and on the state level, lends a perspective unique to the Board of Directors.  Age 68.  Term expires in 2019.  Director since 1985.

James H. Frauenberg, II has been the principal owner of Addison Holdings, LLC since 2007. He was active in opening/owning new franchises for multiple retail chains including Five Guys Burgers and Fries and Flip Flop Shops.  He was the Senior Vice President with Checksmart Financial in Dublin, Ohio from 1995 to 2008.  Mr. Frauenberg’s strong financial and entrepreneurial skills bring a high level of insight and judgment to the Company and CFBank.  Age 42.  Term expires in 2019.  Director since August 23, 2012.

Robert E. Hoeweler has been the Chairman of the Board of the Company and CFBank since August 2012.  Since 1980 he has been the Chief Executive Officer of a diverse group of companies owned by the Hoeweler family, including manufacturing, communications, distribution, business services and venture capital entities.  He serves on the boards of a major waste management company and a large commercial bakery.  He previously has served as the Chairman of two family led businesses in financial services, a midsized community bank and a major payment processing service company.  He brings diverse business and banking skills and experience to the Company and CFBank.  Age 70.  Term expires in 2020.  Director since August 23, 2012.

Robert H. Milbourne is President of RHM Advisors, a business consulting firm specializing in financing, corporate development and business strategy for private sector and nonprofit organizations.  Mr. Milbourne was the founding President and CEO of the Columbus Partnership, a civic group of the leading CEOs working to improve the economic and cultural future of Central Ohio (from 2002 to 2008).  He came to Columbus after serving as President of a similar group in Milwaukee for 17 years.  From 1977 to 1985, he was Vice President and Economist for the Kohler Company responsible for strategic planning, real estate development and government affairs.  His career started in Wisconsin state government where he served as state budget director.  Mr. Milbourne has served on many corporate and nonprofit boards, including AirNet Systems (public company), Skybus Airlines, Care Network, PercuVision, Columbus Chamber, University of Wisconsin Athletic Board, Columbus School for Girls and CEOs for Cities (Chairman).  He brings extensive business and government experience and relationships that are valuable to the Company and CFBank.  Age 71.  Term expires in 2020.  Director since May 2013.

Recommendation and Vote

Under Delaware law and the Company’s Bylaws, the two (2) nominees for election as directors of the Company who receive the greatest number of votes “FOR” election will be elected directors.  Shares represented by properly executed proxy cards that are received prior to the Meeting and not subsequently revoked will be voted “FOR” the election of the nominees listed above unless authority to vote for one or more nominees is withheld.  Stockholders may withhold authority to vote for the entire slate as nominated or may withhold the authority to vote for an individual nominee.  Shares as to which the authority to vote is withheld and broker non-votes will be counted for quorum purposes but will not be counted toward the election of directors or toward the election of the individual nominees specified on the proxy card.

The Board of Directors recommends that you vote “FOR” the re-election of each of the nominees listed above.

2017 COMPENSATION OF DIRECTORS

Members of the Board of Directors who are not also officers or employees of the Company or CFBank (“non-employee directors”) receive certain fees for their service on the Boards of the Directors of the Company and CFBank.  Each non-employee member of the Board of Directors receives an annual retainer, payable quarterly, which increased from $30,000 to  $34,000 effective as of April 1, 2017, except that (i) the amount of the annual retainer payable to each of the Chairs of the Audit Committee and of the Compensation Committee is $40,000, and (ii) the amount of the annual retainer payable to the Chairman of the Board of Directors is $48,000.  Effective as of April 1, 2017,  (i) each non-employee director serving as a member of the Executive Committee of the Board of Directors also received an  additional annual fee of $8,000, and (ii)each non-employee director serving as a member of the Loan Committee received an additional annual fee of $12,000.

Members of the Board of Directors are also eligible to receive restricted stock, stock options and other equity awards under the Company’s 2009 Equity Compensation Plan.  Effective as of December 20, 2017, each of the directors of the Company was granted 14,000 shares of restricted stock, except that (i) each of the Chairs of the Audit Committee and of the Compensation Committee was granted 16,000 and 17,000 shares of restricted stock, respectively, and (ii) Mr. Hoeweler was granted 21,000 shares of restricted stock as Chairman of the Board of Directors.  The shares of restricted stock will vest ratably over a three-year period beginning on December 20,  2018.

The following table summarizes compensation paid to each non-employee director during the year-ended December 31, 2017.

	Director Compensation for 2017
Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)	All Other Compensation ($)		Total ($)
Thomas P. Ash	$39,000		40,960	1,692	(2)	$81,652
Edward W. Cochran	46,975	(3)	35,840			82,815
James Frauenberg II	33,000		35,840			68,840
Robert E. Hoeweler	64,000		53,760			117,760
Robert Milbourne	55,000		43,520			98,520

(1)	Reflects the aggregate grant date fair value of shares of restricted stock awarded to each non-employee director in 2017. No such director received any stock option awards during 2017.
(2)	Reflects the costs associated with life insurance benefits for Mr. Ash.

(3)	Includes cash award made in December 2016 and paid to Mr. Cochran in December 2017 in lieu of restricted stock awarded to the directors in December 2016.

EXECUTIVE OFFICERS

Provided below is information regarding each of the Company’s executive officers:

3
Name	Age at December 31, 2017	Position held with the Company and/or Subsidiaries

Timothy T. O’Dell	64	Chief Executive Officer of the Company and CFBank since August 2012 and President and Chief Executive Officer of the Company and CFBank since October 2015.
John W. Helmsdoerfer	59	Chief Financial Officer of the Company and CFBank since March 2013; Treasurer of the Company since March 2013.

Mr. Helmsdoerfer has been the CFO of the Company and CFBank since March 2013.  As a CPA with over 35 years of financial experience, which includes Big Four public accounting and 25 years as a CFO, he has a diverse finance and operations background in addition to his financial services background.  Prior to joining CFBank, Mr. Helmsdoerfer spent 18 years with Fifth Third Bank where he held positions as both a CFO and Regional CFO for the Central Ohio affiliate and region.   He also served as CFO for Nationwide Bank and Wilmington Savings Bank during his career.   Mr. Helmsdoerfer holds a B.S.B.A degree from Miami University where he graduated cum laude.

The biography for Mr. O’Dell is included in the section entitled “Proposal 1 – Election of Directors” above.

COMPENSATION OF EXECUTIVE OFFICERS

OVERVIEW OF COMPENSATION PROGRAMS

The Compensation Committee of the Board has overall responsibility for reviewing, evaluating and approving the director, officer and employee compensation plans, policies and programs of the Company and CFBank.  The Compensation Committee is responsible for administering our equity compensation plans and for establishing, in consultation with executive management, the Company’s general compensation philosophy and overseeing the development and implementation of executive compensation programs.  The responsibilities of the Compensation Committee include, but are not limited to: evaluation and approving goals and objectives relevant to compensation of the President and Chief Executive Officer and other executives; evaluating the performance of those executive officers in light of those goals and objectives; and recommending to the Board compensation policies for non-employee directors.

The Company’s compensation programs for executive officers include a base salary as the primary source of compensation. However, other forms of compensation are utilized including: bonus incentive; stock options; restricted stock; retirement plans; health and life insurance benefits; and other perquisites including car and mobile phone allowances.

The Compensation Committee regularly reviews the Company’s compensation programs to ensure that controls are in place to ensure that employees are not presented with the opportunity to take unnecessary or excessive risks that could threaten the value of the Company.   The Committee reviews and approves both the Company-wide and individual performance objectives that are used to determine how incentive payments are determined. The performance metrics are based on customary financial institution performance metrics as well as peer comparisons and trend analysis.

No compensation consultants were engaged by the Compensation Committee or the Board in 2017 or 2016.

COMPENSATION PHILOSOPHY AND OBJECTIVES

The Company’s compensation programs are designed to provide market-relevant incentives and rewards to employees in positions of leadership who are largely responsible for the success and growth of the Company and CFBank, and to assist the Company and CFBank in attracting executives and other key employees with experience and ability.  Our compensation objectives begin with the premise that our success depends on the dedication and commitment of the employees in key management positions, and our compensation programs are intended to incentivize those employees to successfully implement our business strategy and corporate goals. We base our compensation practices on meeting the demands of the employment market, aligning the compensation of our employees with our stockholders’ interests, and driving superior performance.

Our compensation programs are designed to reward employees based upon their management responsibilities, performance levels, and their ability to create long-term value. Other considerations in the design of our compensation programs include: safe and sound operation of CFBank; management of business risk; experience levels to operate in a complex business environment; and the retention and development of incumbent executive management.  The Company’s compensation program includes an annual review and adjustment to base salary based on company-wide and individual performance objectives by which each employee’s contribution to the Company’s success is measured.

The Company believes that its incentive compensation arrangements appropriately balance risk and financial results in a manner that does not expose the Company to imprudent risk-taking.  As such, the Company’s incentive compensation arrangements take into account the risks, as well as the financial benefits, from the employee’s activities and the impact of those activities on the Company’s safety and soundness.  In addition to the compensation programs being balanced in design, the implementation is such that the actual payouts of incentive compensation may vary based on risks or risk outcomes.  Appropriate personnel have input into the process to assess the effectiveness of these processes in discouraging imprudent risk-taking.  In addition, the Company monitors performance against key measurements and reserves the flexibility to revise the payout of incentive compensation as needed to reflect risks appropriately.

COMPONENTS OF COMPENSATION

Our executive compensation program is designed to be simple, competitive and link pay to performance.  For 2017, the compensation paid to our executive officers consisted of the following components:

•	base salary;
•	restricted stock awards granted under our 2009 Equity Compensation Plan;
•	performance-based cash incentive awards under our Incentive Compensation Plan; and
•	401(k) plan matching contributions and car and mobile phone allowances for certain executive officers.

In August 2016, the Company adopted the Central Federal Corporation Incentive Compensation Plan (the “Incentive Compensation Plan”), pursuant to which the Compensation Committee is authorized to grant employees of the Company or CFBank the opportunity to earn awards of incentive compensation based on the achievement of performance objectives established by the Committee.  For 2017, the Compensation Committee and the Board of Directors approved the grant of awards to Timothy O’Dell and John Helmsdoerfer under the Incentive Compensation Plan.  For additional information regarding the Incentive Compensation Plan and the 2017 awards granted thereunder, see “— Incentive Compensation Plan Information” below.

On August 15, 2016, the Company and CFBank entered into an employment agreement with each of Timothy T. O’Dell, President and Chief Executive Officer of CFBank, and John W. Helmsdoerfer, Executive Vice President and Chief Financial Officer of CFBank.    See “— Employment Agreements” below for additional information.

2017 COMPENSATION

In accordance with the rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company’s President and Chief Executive Officer and certain of its other most highly compensated executive officers of the Company for the years ended December 31, 2017 and 2016.    During the year ended December 31, 2017, the Company had two executive officers (the “named executive officers”) – Timothy T. O’Dell, President and Chief Executive Officer, and John W. Helmsdoerfer, Executive Vice President and Chief Financial Officer – who are included in the Summary Compensation Table below.

Summary Compensation Table
Name and Principal Position	Year	Salary	Stock Awards (1) ($)	Non-equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total

Timothy T. O'Dell	2017	$269,167	$112,640	$275,000	$19,214	$676,021
President and Chief Executive Officer	2016	$240,000	$83,640	$232,500	$18,230	$574,370

John W. Helmsdoerfer	2017	$222,500	$53,760	$140,000	$18,564	$434,824
Executive Vice President and Chief	2016	$210,000	$55,760	$116,250	$18,464	$400,474
Financial Officer

(1)

Reflects the aggregate grant date fair value of shares of restricted stock awarded to each named officer in 2017 and 2016.  No named executive officer received any stock option awards during 2017 and 2016.

(2)	Reflects amounts earned by the named executive officer for the applicable year under the Incentive Compensation Plan.
(3)

The amounts shown in the “All Other Compensation” column represent employer matching contributions to the 401(k) plan,  car and mobile phone allowances and premiums for group term life insurance paid with respect to each named executive officer.

EQUITY COMPENSATION PLAN INFORMATION

On May 21, 2009, the stockholders of the Company approved the Central Federal Corporation 2009 Equity Compensation Plan (the “2009 Plan”). The 2009 Plan was developed to provide incentives and rewards to those employees and directors who are largely responsible for the success and growth of the Company and its affiliates, and to assist the Company and CFBank in attracting and retaining directors, executive officers and other key employees with experience and ability.  The 2009 Plan provides for discretionary grants of stock options stock appreciation rights and restricted stock.  The First Amendment to the 2009 Plan approved by stockholders at the May 13, 2013 annual meeting increased the number of shares of common stock reserved for awards thereunder to 1,500,000. Stock Options expire after ten years and vest over a three-year period; the exercise price of the options is set based upon the fair market value of our common stock at the date of the grant.  Shares of restricted stock vest over a three-year period.

Awards during 2017 Fiscal Year

Effective as of December 20, 2017, Mr. O’Dell and Mr. Helmsdoerfer were granted 44,000 shares and 21,000 shares of restricted stock, respectively. The shares of restricted stock will vest ratably over a three-year period beginning on December 20, 2018.

Outstanding Equity Awards at Fiscal Year End

The following table shows information regarding equity awards outstanding to our named executive officers as of December 31, 2017.  All outstanding equity awards were granted under the 2009 Plan.

	Outstanding Equity Awards at Fiscal Year-End for 2017
		Option Awards				Stock Awards
	Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)

	Tim T. O'Dell	50,000	-	$1.43	10/16/23	-	$-
		50,000	-	$1.27	12/19/22	-	$-
						90,000	$247,500

	John Helmsdoerfer	30,000	-	$1.43	10/16/23	-	$-
		30,000	-	$1.50	03/20/23	-	$-
						51,666	$142,082

(1)	The unexercisable Restricted Stock Awards as of December 31, 2017 have a vesting date or will vest as follows:
	Date	Mr. O'Dell	Mr. Helmsdoerfer
	11/3/18	12,000	8,000
	12/20/18	14,667	7,000
	12/21/18	17,000	11,333
	12/20/19	14,667	7,000
	12/21/19	17,000	11,333
	12/20/20	14,666	7,000
		90,000	51,666

The following table sets forth information about Company common stock that may be issued upon exercise of options, warrants and rights under all of the Company’s equity compensation plans as of December 31, 2017.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans

Equity compensation plans approved by stockholders	539,256	$ 1.44	347,115

Equity compensation plans not approved by stockholders	-	-	-

Total	539,256	$ 1.44	347,115

Incentive Compensation Plan INFORMATION

On August 11, 2016, the Company adopted the Incentive Compensation Plan to enable it to attract and retain skilled employees, increase organizational and employee performance, promote employee retention, and allow personnel costs to vary along with revenues, all while appropriately balancing risk and financial rewards.

Under the Incentive Compensation Plan, the Compensation Committee is authorized to select the employees of the Company or any of its wholly-owned subsidiaries who are eligible to participate.  Under the Incentive Compensation Plan, designated employees are given the opportunity to earn awards of incentive compensation if the Company or CFBank achieves various performance objectives established by the Compensation Committee.

Pursuant to the Incentive Compensation Plan, designated employee participants may earn incentive compensation based on the satisfaction of corporate and/or strategic performance objectives over a prescribed performance period in order to receive payment.  For each performance period, the Committee shall establish: (a) performance objectives used to determine the amount payable to each participant; (b) the requisite level of achievement of the performance objectives (which may include threshold, target and maximum levels); (c) the method for determining the amount payable based on the achievement of the performance objectives; and (d) any other terms and conditions.

The performance criteria that the Committee may use to establish awards under the Incentive Compensation Plan include earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis); return on equity; return on assets; revenues; expenses or expense levels; one or more capital or operating ratios; stock price; stockholder return; market share; cash flow; capital expenditures; net borrowing, debt, leverage levels or debt ratings; strategic objectives (including, mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions); net asset value per share; growth in deposits or assets; asset or credit quality; economic value added; regulatory compliance; or such other measures as the Board may select from time to time.

In order to receive a payment of incentive compensation under the Incentive Compensation Plan, a participant must remain employed on the payment date.  However, if a participant’s employment is terminated prior to the payment date due to death, disability or retirement (as defined in the Incentive Compensation Plan), the participant may receive a prorated payment.

2017 Incentive Compensation Plan Awards

On May 11,  2017, the Compensation Committee and the Board of Directors approved the establishment of 2017 awards (the “2017 incentive awards”) to Timothy O’Dell and John Helmsdoerfer under the Incentive Compensation Plan.  The 2017 incentive awards permitted the employees selected as participants to earn a specified “target” percentage of the incentive pool based upon the satisfaction of certain performance objectives over a one-year performance period ending on December 31,

2017.   The maximum incentive award that could be earned by each participant was an amount equal to 100% of such participant’s base compensation.  The amount of the incentive that could be earned by each participant under the 2017 incentive awards was based on the level of achievement of the following performance objectives over a performance period of one year beginning on January 1, 2017:

•	pre-tax net income of CFBank;
•	increase in CFBank’s earnings assets;
•	increase in CFBank’s core deposits growth;
•	amount of CFBank’s criticized assets; and
•	CFBank’s regulatory CAMEL rating.

The 2017 incentive awards could be earned at different levels, depending on the level of attainment of the performance objectives.  The Compensation Committee established both “threshold” and “maximum” targets with respect to performance objectives and weighted percentages to be earned based upon these targets.  The potential payouts for the incentive awards ranged from 0% if certain “threshold” targets were not achieved, to 90% if the “maximum” targets were achieved with respect to all performance objectives.  The Board also had discretion to grant participants a supplementary discretionary bonus not to exceed 10% of the participant’s share of the incentive pool as determined by the Board in its sole discretion.

For 2017, Messrs. O’Dell and Helmsdoerfer earned incentive bonuses in the amount of $275,000 and $140,000, respectively, pursuant to their 2017 incentive awards.  Based on the Company’s success in growing earnings, loans and deposits, improving credit quality, reducing criticized assets and achieving targeted regulatory performance goals, the maximum performance target objectives were achieved under the 2017 incentive awards for each of Messrs. O’Dell and Helmsdoerfer.  The amount paid to each named executive officer with respect to the 2017 incentive awards is set forth under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table under “2017 Compensation” above.

EMPLOYMENT AGREEMENTS

Effective as of August 15, 2016, the Company and CFBank entered into employment agreements with each of Timothy T. O’Dell, President and Chief Executive Officer of CFBank, and John W. Helmsdoerfer, Executive Vice President and Chief Financial Officer of CFBank.  Each employment agreement has a current term ending on December 31, 2020. Annually, the Boards of Directors of CFBank and the Company review each employment agreement to determine whether extension of the employment agreement for an additional 12 months is appropriate.  Pursuant to each named executive officer’s employment agreement, Mr. O’Dell is entitled to receive a base annual salary of not less than $240,000 and Mr. Helmsdoerfer is entitled to receive a base annual salary of not less than $210,000.  In addition to the base annual salary, the employment agreements provide for, among other things, participation in incentive programs and other employee benefit plans and other fringe benefits applicable to executive employees.

The employment agreements provide for certain payments if the named executive officer executes a release of claims against CFBank and the Company and either: (i) has an involuntary termination without “cause” not in connection with a “change of control”, (ii) voluntarily terminates with “good reason” not in connection with a “change in control,” (iii) has an involuntary termination without “cause” during the first 24 months after a “change of control”, (iv) voluntarily terminates with “good reason” during the first 24 months after a “change in control,”(v) dies, or (vi) becomes disabled.

In the event of involuntary termination without “cause” or voluntary termination with “good reason,” the named executive officer would be entitled to receive a severance benefit equal to:

•	Salary continuation for the remaining term of the employment agreement, but not less than 12 months and not more than 24 months for Mr. O’Dell and 18 months for Mr. Helmsdoerfer;

•

Payment of a pro rata portion (calculated based on the ratio of the number of days of employment during the performance period to the total number of days during the performance period) of any incentive compensation payable to the named executive officer with respect to the year in which the employment is terminated and payable when, if and to the extent that the bonus otherwise would have been payable had the named executive officer remained employed;

•

Payment of a lump sum equal to the product of 18 (or the number of months of salary continuation, if less than 18 months) multiplied by the difference between the monthly premium cost for COBRA continuation coverage for the medical insurance benefits in effect for the named executive officer immediately prior to the termination and the monthly premium cost charged to an active employee for such coverage; and

•

Full vesting of all outstanding equity awards and stock options, which shall remain exercisable for the full option exercise period that would have applied had the named executive officer remained employed.

Upon the termination of the named executive officer without cause or the voluntary termination by the named executive officer with good reason within 24 months after a “change of control,” the named executive officer will receive a lump sum payment equal to a multiple (2 for Mr. O’Dell and 1.5 for Mr. Helmsdoerfer) of the sum of such terminated executive’s base salary on the date of termination and the average bonus paid to such terminated executive over the 24 month period preceding such termination.  The lump sum shall be paid within sixty days following the named executive officer’s termination date.  Upon the occurrence of such termination events, the named executive officer is also entitled to full vesting of all outstanding equity awards and stock options, which shall remain exercisable for the full option exercise period that would have applied had such terminated executive remained employed.  This change of control benefit shall be subject to reduction if necessary to comply with regulatory limitations on golden parachute payments or to avoid excise taxes under Internal Revenue Code Section 4999.

If during the term a named executive officer terminates employment due to his death or disability, as defined under the employment agreement, the executive is entitled to receive an amount equal to 1 year of his base salary, payable in 12 equal monthly installments commencing on the first business day of the second month beginning after his date of termination.  Any death/disability benefit provided under the employment agreement will be offset by any death or disability benefit or payment provided by or on behalf of CFBank or Company, whether insured or self-insured.  All outstanding stock options shall become vested as of the date of termination due to his death or disability, and shall remain exercisable in accordance with the terms of each applicable option award agreement.

The employment agreements also require each of the named executive officers to comply with a non-solicitation covenant during his employment with CFBank and Company during the term of the employment agreements and for a period of one year thereafter (or, if longer, the number of months of severance payments under the employment agreement).

The employment agreements also provide for a clawback of any incentive paid to, credited to an account on behalf or, or vested in the named executive officer within the prior twenty-four (24) months under certain circumstances if it is later determined that the incentive is directly attributable to materially misleading financial statements.  If applicable law or exchange listing regulation would require a more extensive clawback of any incentive, the employment agreements will be deemed to require the minimum clawback necessary to comply with such law or regulation.

PROPOSAL 2 –

NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and corresponding SEC rules enable the Company’s stockholders to vote to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.  At the Company’s 2013 annual meeting, the Company’s stockholders voted to recommend holding an advisory vote for the approval of the compensation of the Company’s named executive officers every year.  Consistent with this recommendation, the Board of Directors is submitting the following resolution for stockholder approval at the Meeting:

“RESOLVED, that the stockholders of Central Federal Corporation (the “Company”) hereby approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for its 2018 Annual Meeting of Stockholders pursuant to Item 402 of SEC Regulation S-K, including the compensation tables, notes and narrative disclosures contained under the heading “COMPENSATION OF EXECUTIVE OFFICERS” in the Company’s Proxy Statement.

The Board of Directors believes that the Company’s compensation policies and procedures, which are reviewed and approved by the Compensation Committee, are effective in aligning the compensation of the Company’s named executive officers with the Company’s short-term goals and long-term success and that such compensation and incentives are designed to attract, retain and motivate the Company’s key executives who are directly responsible for the Company’s continued success.  The Board of Directors believes that the Company’s compensation policies and practices do not threaten the value of the Company or the investments of the Company’s stockholders or create incentives to engage in behaviors or business activities that are reasonably likely to have a material adverse impact on the Company.  The Board of Directors further believes that the Company’s compensation policies and procedures are reasonable in comparison both to the Company’s peer bank holding companies and to the Company’s performance during the past year.

Stockholders are encouraged to carefully review the information provided in this Proxy Statement regarding the compensation of the Company’s named executive officers in the section captioned “COMPENSATION OF EXECUTIVE OFFICERS” beginning on page 15 of this Proxy Statement.

Because your vote is advisory, the outcome of the vote will not: (i) be binding upon the Company’s Board of Directors or the Compensation Committee with respect to future executive compensation decisions, including those relating to the Company’s named executive officers, or otherwise; (ii) overrule any decision made by the Company’s Board of Directors or the Compensation Committee; or (iii) create or imply any additional fiduciary duty by the Company’s Board of Directors or the Compensation Committee.  However, the Compensation Committee expects to take into account the outcome of the advisory vote when considering future executive compensation arrangements.

Recommendation and Vote

Under the Company’s Bylaws, the affirmative vote of a majority of the votes cast is required to approve Proposal 2.  The effect of an abstention is the same as a vote “AGAINST” the proposal.  Broker non-votes will not be counted in determining whether the proposal has been approved.

The Board of Directors recommends that you vote “FOR” Proposal 2.

PROPOSAL 3  –

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The appointment of the Company’s independent registered public accounting firm is made annually by the Audit Committee.  The Audit Committee, with the approval of the Board of Directors, has appointed BKD, LLP to serve as the Company’s independent registered public accounting firm for 2018, subject to ratification by stockholders. BKD, LLP audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2017.

One or more representatives of BKD, LLP is expected to be present at the Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he, she or they desire to do so.

Recommendation and Vote

The affirmative vote of a majority of the shares of common stock represented at the Meeting, in person or by proxy, and entitled to vote on the proposal, is required to ratify the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.  The effect of an abstention is the same as a vote “AGAINST” Proposal 3.  Even if the appointment of BKD, LLP is ratified by the stockholders, the Audit Committee, in its discretion, could decide to engage another firm if the Audit Committee determines such action is necessary or desirable.  If the appointment of BKD, LLP is not ratified, the Audit Committee will reconsider the appointment (but may decide to maintain the appointment).

The Board of Directors recommends that you vote “FOR” Proposal 3.

PROPOSAL 4 –

Amendment to our Certificate of Incorporation to Effect the Reverse Stock Split

General

Our Board of Directors proposes an amendment to our Certificate of Incorporation that would authorize our Board of Directors to effect the Reverse Stock Split.  The proposed amendment to our Certificate of Incorporation is attached hereto as Exhibit A.  If approved by the Company’s stockholders, the Reverse Stock Split would permit, but not require, the Board of Directors to effect the Reverse Stock Split at any time prior to the one-year anniversary of the Meeting (May 30, 2019).  The specific ratio for the Reverse Stock Split will range from 1-for-3  to 1-for-7, as selected by the Board of Directors following stockholder approval of the Reverse Stock Split.  If this proposal is approved, the Board of Directors may, in its discretion, implement the Reverse Stock Split using any of the ratios set forth in this proposal.  The Board of Directors may also determine in its discretion not to proceed with the Reverse Stock Split.  In determining which, if any, of the alternative Reverse Stock Split ratios to implement, as well as the timing of the implementation of the Reverse Stock Split, the Board of Directors may consider, among other factors, the following:

•	Prevailing general market and economic conditions;
•	the historical and prevailing trading prices and trading volume of the Company’s common stock; and
•	the anticipated impact of the Reverse Stock Split on the trading market for the Company’s common stock.

The Reverse Stock Split will result in a reduction in the number of shares of common stock owned by each stockholder.  As an example, if the Reverse Stock Split is approved by stockholders and the Board of Directors selects a 1-for-5 ratio, a stockholder who currently owns 5,000 shares of common stock before the Reverse Stock Split would own 1,000 shares of common stock after the Reverse Stock Split.

The Company does not expect the Reverse Stock Split to have any economic effect on the holders of the Company’s common stock, Warrants or stock options, except to the extent that the Reverse Stock Split will result in fractional shares being cashed out.

To avoid the existence of fractional shares of our common stock, stockholders of record who would otherwise hold fractional shares of our common stock as a result of the Reverse Stock Split will be entitled to receive a cash payment (without interest and subject to applicable withholding taxes) in lieu of such fractional shares, as described under “— Fractional Shares and Odd Lots” below.

Concurrently with the Reverse Stock Split, if approved and implemented, the Company would also file an amendment to our Certificate of Incorporation to proportionately reduce the number of authorized shares of common stock.  For example, if the Reverse Stock Split is approved by stockholders and the Board of Directors selects a 1-for-5 ratio for the Reverse Stock Split, the Company would file an amendment to our Certificate of Incorporation to reduce the number of authorized shares of common stock from 50,000,000 to 10,000,000.  If the Board of Directors determines in its discretion not to proceed with the Reverse Stock Split, it would also not implement the amendment to the Certificate of Amendment to reduce the number of authorized shares of common stock.

Although the number of outstanding shares of our common stock would decrease following the Reverse Stock Split, we do not intend for the Reverse Stock Split to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Background

A substantially similar proposal to amend our Certificate of Incorporation to authorize our Board of Directors to effect the Reverse Stock Split was submitted to stockholders for approval at the 2017 annual meeting of stockholders held on May 31, 2017 (the “2017 Annual Meeting”).  Although a significant majority of the votes cast on this proposal at the 2017 Annual Meeting were cast “for” the proposal, the Board of Directors determined that approximately 6.6 million votes should be treated as “broker non-votes” based on the description contained in the Company’s proxy statement for the 2017 Annual Meeting.  As a result, the Board of Directors determined that the proposal did not receive approval by a majority of the shares of common stock of the Company outstanding and entitled to vote at the Annual Meeting, and the Board of Directors agreed that it would not proceed with the Reverse Stock Split unless and until the matter has been resubmitted to, and approved by the requisite vote of, the Company’s stockholders.  Accordingly, the Board of Directors is resubmitting the proposal for stockholder approval at the Meeting.

Purpose of the Reverse Stock Split

Our Board of Directors is proposing the Reverse Stock Split to stockholders with the primary intent of increasing the market price at which our common stock trades.  The Board believes that the current market price of the common stock may affect its acceptability to certain types of investors and that the anticipated increase in the market price per share resulting from the Reverse Stock Split will make our common stock more attractive to a broader range of investors.  From January 1, 2017 through April 13, 2018, the closing price of our common stock as reported on NASDAQ ranged from a low of $1.63 per share to a high of $3.10 per share.  Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Furthermore, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.  Moreover, certain broker-dealers have established a minimum price for the shares of stock that may be used as collateral for securities transactions, including margin.  For these reasons, we believe that the Reverse Stock Split may make our common stock a more attractive investment for certain investors, which we in turn believe may enhance the liquidity of the holders of our common stock.

Although the Reverse Stock Split is being proposed for the purpose of increasing the market price of the Company’s common stock, it should be emphasized that there can be no assurance that such price increase can be achieved or maintained.  A number of factors will influence the future trading price of our common stock, and many of those factors are not within the Company’s control.  As a result, there can be no assurance that the Reverse Stock Split, if approved by stockholders and implemented by the Board of Directors, will result in the intended benefits described above, including that the market price of the common stock will increase following the Reverse Stock Split (either at all or in proportion to the reduction in the number of shares of common stock outstanding before the Reverse Stock Split), or that the market price of our common stock will not decrease in the future.  Accordingly, there is a risk that the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Effect on Outstanding Warrants and Stock Options

If the Reverse Stock Split is approved by stockholders and implemented by the Board of Directors, proportionate adjustments will also be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options and Warrants entitling the holders thereof to purchase shares of our common stock.  For example, if the Reverse Stock Split is approved by stockholders and the Board of Directors selects a 1-for-5 ratio for the Reverse Stock Split, the number of shares of common stock issuable upon exercise of each Warrant will be decreased by a multiple of five, and the exercise price under each Warrant will be correspondingly increased by a multiple of five (to $9.25 per share assuming that the current exercise price of $1.85 per share is in effect immediately prior to the date of the Reverse Stock Split).

Effect on Number of Stockholders and Par Value

As of the record date of the Meeting, the Company had approximately 531 holders of record of the Company’s common stock.  The Company does not expect the Reverse Stock Split to result in any material reduction in the number of record holders of the Company’s common stock.

The proposed amendment to the Company’s Certificate of Incorporation to affect the Reverse Stock Split will not affect the par value of the Company’s common stock, which will remain at $0.01 per share.

Reduction in Stated Capital

As a result of the Reverse Stock Split, the stated capital on the Company’s balance sheet attributable to common stock, which consists of the par value per share of the Company’s common stock multiplied by the aggregate number of shares of common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split. Correspondingly, the additional paid-in capital account, which consists of the difference between the Company’s stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of the Company’s common stock, will be credited with the amount by which the stated capital is reduced.  The Company’s stockholders’ equity, in the aggregate, will remain unchanged.

Procedure for Affecting the Reverse Stock Split; Exchange of Stock Certificates

If our stockholders approve the Reverse Stock Split, and if and when our Board of Directors determines to effect the Reverse Stock Split (on or prior to May 30, 2019), we will file a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.  After the filing and effectiveness of the Certificate of Amendment, shares of our common stock issued and outstanding (“Old Shares”) will be converted into fully paid and nonassessable shares of our common stock (“New Shares”) at the reverse stock split ratio selected by the Board of Directors.  Holders of any fractional shares that result from the Reverse Stock Split will receive cash in lieu of these fractional shares. The text of the Certificate of Amendment to effect the Reverse Stock Split will be in substantially the form attached hereto as Exhibit A.  The text of the form of the amendment to our Certificate of Incorporation attached to this proxy statement is subject to modification to include changes as may be required by the Office of the Secretary of State of the State of Delaware and as our Board of Directors deems necessary and advisable to affect the Reverse Stock Split.

Upon the effectiveness of the Reverse Stock Split, the Company intends to treat shares held by stockholders through a broker, bank or other nominee (i.e., stockholders who hold in “street name”) in the same manner as registered stockholders whose shares are registered in their names.  Brokers, banks and other nominees will be instructed to affect the Reverse Stock Split for their beneficial holders who hold shares of our common stock in street name.  However, these brokers, banks and other nominees may have different procedures for processing the Reverse Stock Split and making payment for fractional shares than those procedures that apply to registered stockholders.   Stockholders who hold shares of our common stock with a broker, bank or other nominee and who have any questions in this regard are encouraged to contact their brokers, banks or other nominees.

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent, which will serve as the Company’s exchange agent in effecting the exchange of certificates following the effectiveness of the Reverse Stock Split.  The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the exchange agent in exchange for certificates representing the appropriate number of New Shares (the “New Certificates”).  No New Certificates will be issued to a stockholder until the stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal and evidence of ownership of the Old Certificates as the Company may require, to the exchange agent.

STOCKHOLDERS SHOULD NOT FORWARD THEIR OLD CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL, AND THEY SHOULD ONLY SEND IN THEIR OLD CERTIFICATES WITH THE LETTER OF TRANSMITTAL.

No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.  Stockholders will then receive new New Certificates representing the number of whole shares of our common stock that they are entitled to as a result of the Reverse Stock Split.  Until surrendered, the Company will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole New Shares to which these stockholders are entitled.  Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.  If a stockholder is entitled to a payment in lieu of any fractional share, this payment will be made as described below under “— Fractional Shares and Odd Lots.” Warrants will be adjusted automatically in the event of a Reverse Stock Split.

Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of our common stock outstanding after the Reverse Stock Split as that stockholder did immediately prior to the Reverse Stock Split.

The Company presently does not intend to seek any change in its status as a reporting company for federal securities law purposes, either before or after the Reverse Stock Split.   Our common stock is currently registered under Section 12(b) of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act.  The Reverse Stock Split will not affect the registration of our common stock under the Exchange Act.  Our common stock will continue to be listed on the Nasdaq Capital Market under the symbol “CFBK” provided that the letter “D” will be added to the end of the trading symbol for a period of 20 trading days after the Reverse Stock Split to indicate that a reverse stock split has occurred.

After the Reverse Stock Split, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described above.

Fractional Shares and Odd Lots

The Company will not issue fractional shares with respect to the Reverse Stock Split.  In lieu of a fraction of a share of common stock, each stockholder who otherwise would have been entitled to a fraction of a share will be paid cash (without interest and subject to applicable withholding taxes) in an amount equal to the product obtained by multiplying (i) the closing price per share of the common stock on NASDAQ as of the close of business on the business day immediately preceding the effective time of the Reverse Stock Split.  No stockholder will be entitled to dividends, voting rights or any other rights in respect of any fractional share interest.  The Company’s stockholder list shows that some of our outstanding common stock is registered in the names of clearing agencies and broker nominees.  Because the Company does not know the number of shares held by each beneficial owner for whom the clearing agencies and broker nominees are record holders, the Company cannot predict with certainty the number of fractional shares that will result from the Reverse Stock Split or the total number of additional shares that would be issued as a result of fractional shares. However, the Company does not expect that the amount will be material.  The Company does not expect the Reverse Stock Split to result in a significant reduction in the number of record holders.  If approved, the Reverse Stock Split will result in some stockholders owning “odd lots” of less than 100 shares of our common stock.  Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

If a stockholder who holds shares in certificated form is entitled to payment in lieu of any fraction of a share, the stockholder will receive a check as soon as practicable following the effectiveness of the Reverse Stock Split and after the stockholder has submitted an executed transmittal letter and surrendered all Old Certificates.  If a stockholder who holds shares in book-entry form is entitled to a payment in lieu of any fraction of a share, the stockholder will receive a check as soon as practicable after the effectiveness of the Reverse Stock Split without need for further action by the stockholder. Those stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee should contact their bank, broker, custodian or other nominee for information on the treatment and processing of fractional shares by their bank, broker, custodian or other nominee.  By signing and cashing a check, stockholders will warrant that they owned the shares of our common stock for which they received payment.  The cash payment to be made in lieu of issuing fractional shares is subject to applicable federal and state income tax and state abandoned property laws.  Stockholders will not be entitled to receive interest for the period of time between the effectiveness of the Reverse Stock Split and the date payment is received.

Possible Effects of Approving the Proposed Reverse Stock Split

While one effect of the proposed Reverse Stock Split may be to increase the price of our common stock, there can be no assurance that the total market capitalization of our common stock after the proposed Reverse Stock Split will be equal to or greater than the total market capitalization before the proposed Reverse Stock Split or that the per share market price of our common stock following the Reverse Stock Split will remain higher than the current per share market price.  There can be no assurance that the market price per share of the New Shares after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of the Old Shares outstanding before the Reverse Stock Split.  Accordingly, the total market capitalization of our common stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of our common stock following the Reverse Stock Split may not remain higher than the market price prior to the proposed Reverse Stock Split.

No Dissenter’s Rights

Under Delaware law, our stockholders are not entitled to dissenter’s rights with respect to the proposed approval of the Reverse Stock Split.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.  It addresses only the tax consequences to a U.S. holder that holds the pre-Reverse Stock Split shares and post-Reverse Stock Split shares as capital assets (generally, property held for investment).  This summary does not purport to address all of the tax consequences that may be relevant to any particular beneficial owner of our common stock, and does not address the tax consequences to stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, U.S. expatriates, pass-through entities and investors in those entities, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-Reverse Stock Split shares as part of a straddle, hedge, conversion or other risk management transaction, stockholders who hold the pre-Reverse Stock Split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code, traders in securities that elect to use the mark-to-market method of accounting, retirement or pension plans, stockholders who are subject to the alternative minimum tax provisions of the Internal Revenue Code, and stockholders who acquired their pre- Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation.  This summary is based on the Internal Revenue Code, existing and proposed Treasury Department regulations promulgated thereunder, published Internal Revenue Service (“IRS”) rulings, and court decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this summary. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the consequences of the Reverse Stock Split.   Each Stockholder SHOULD Consult WITH His, HER or ITS Own Tax Advisor REGARDING the SPECIFIC Tax Consequences TO THE STOCKHOLDER of the Reverse Stock Split, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

For purposes of this summary, a “U.S. holder” is a beneficial owner of our common stock who for U.S. federal income tax purposes is (a) a citizen or resident of the United States, (b) a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States or any state or political subdivision thereof, (c) a trust that (i) is subject to (A) the primary supervision of a court within the United States and (B) the authority of one or more United States persons to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person, or (d) an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. If you are a partnership, or a partner in such partnership, holding our common stock, you should consult your tax advisor.

The Reverse Stock Split should be treated as a recapitalization under Section 368(a)(1)(E) of the Internal Revenue Code for U.S. federal income tax purposes. Therefore, except as described below with respect to the receipt of cash in lieu of fractional shares, no gain or loss will be recognized by a U.S. holder of our common stock on account of the Reverse Stock Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.

A U.S. holder who receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares of our common stock surrendered that is properly allocable to such fractional share of our common stock. Such capital gain or loss will be long term capital gain or loss if the U.S. holder’s holding period for our common stock surrendered exceeded one year at the effective time of the Reverse Stock Split. The deductibility of capital losses is subject to limitation under the Internal Revenue Code.

U.S. holders will be subject to backup withholding (at the current applicable rate of 24%) on the payment of cash in lieu of a fractional share of our common stock if they do not provide proof of an applicable exemption or furnish their taxpayer identification number and otherwise comply with all applicable requirements of the backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

 Recommendation and Vote

Under Delaware law and the Company’s Certificate of Incorporation, as amended, the affirmative vote of the holders of a majority of the shares of common stock of the Company which are outstanding and entitled to vote is required to approve the proposal to grant discretionary authority to the Company’s Board of Directors to amend our Certificate of Incorporation, as amended, to effect the Reverse Stock Split.  The effect of an abstention is the same as a vote “AGAINST” the proposal.    We believe that this Proposal 4 is considered a “routine” matter on which brokers and other nominees holding common shares in street name may vote such common shares, absent voting instructions from the beneficial owner thereof and, thus, common shares held in street name with respect to which no voting instructions have been given will be considered “entitled to vote” on Proposal 4 at the Meeting.

The Board of Directors recommends that you vote “FOR” Proposal 4.

PROPOSAL 5 –

ADJOURNMENT OF THE MEETING

In the event there are not sufficient votes at the time of the Meeting to approve the proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split (Proposal 4), our Board of Directors may propose to adjourn the Meeting to a later date or dates in order to permit the solicitation of additional proxies (the “Adjournment”).  Pursuant to Delaware law, the Board of Directors is not required to fix a new record date to determine the stockholders entitled to vote at the adjourned meeting.  If the Board of Directors does not fix a new record date, it is not necessary to give any notice of the time and place of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken.  If a new record date is fixed, notice of the adjourned meeting will be given as in the case of an original meeting.

In order to permit proxies that have been received by us at the time of the Meeting to be voted for an adjournment, if necessary, we are submitting the Adjournment to stockholders as a separate matter for consideration.  If approved, the Adjournment will authorize the holder of any proxy solicited by our Board of Directors to vote in favor of adjourning the Meeting and any later adjournments.  If our stockholders approve the Adjournment, we may adjourn the Meeting, and any adjourned session of the Meeting, to use the additional time to solicit additional proxies in favor of the proposal regarding the Reverse Stock Split, including the solicitation of proxies from our stockholders who have previously voted against the proposal.  Among other things, approval of the Adjournment could mean that, even if proxies representing a sufficient number of votes against the proposal regarding the Reverse Stock Split have been received, we could adjourn the Meeting without a vote on that proposal and seek to convince the holders of those shares to change their votes to votes in favor of the proposal.

Recommendation and Vote

Under the Company’s Bylaws, the affirmative vote of a majority of the votes cast is required to approve the proposal to adjourn the Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Meeting to approve Proposal 4.  The effect of an abstention is the same as a vote “AGAINST” the proposal.

The Board of Directors recommends that you vote “FOR” Proposal 5.

BENEFICIAL OWNERSHIP OF

COMPANY COMMON STOCK

The following table provides information as of April 13, 2018 about the persons known by the Company to be beneficial owners of more than 5% of the Company’s outstanding common stock.  A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.  A provision in the Company’s Certificate of Incorporation eliminates the ability of any beneficial owner of more than 10% of the Company’s outstanding common stock to vote any shares in excess of this 10% limit.  As of April 13, 2018, the Company was not aware of any person who beneficially owned more than 10% of the Company’s outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding (1)

Edward W Cochran (2)	1,658,666	7.1%
20030 Marchmont Road
Shaker Heights, OH 44122

Elizabeth Park Capital (3)	1,264,611	5.4%
29525 Chagrin Blvd
Pepper Pike, OH 44122

(1) Percent of Common Stock Ownership is computed based on the sum of (a) 23,315,547 shares of common stock outstanding on April 13, 2018, (b) the number of shares of common stock, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will first become exercisable within 60 days after April 13, 2018, and (c) the number of shares of common stock, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of Warrants to purchase common stock of the Company.

(2) Based on information provided to the Company. Mr. Cochran has sole voting power over 1,658,666 shares of the outstanding common stock of the Company.

(3) Based on information contained in a statement on Schedule 13G filed on February 1, 2018, Elizabeth Park Capital has shared voting power and shared investment power over 1,264,611 shares of the outstanding common stock of the Company.

The following table sets forth information as of April 13, 2018 with respect to the number of shares of the Company's common stock considered to be beneficially owned by each director or nominee for director of the Company, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.  A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

	Amount and Nature of Beneficial Ownership (1) (2)
	Shares	Percent

Robert E Hoeweler, Chairman of the Board, Director (3)	258,245	1.1%
Thomas P. Ash, Director (4)	107,910	*
Edward W Cochran, Director (5)	1,658,666	7.1%
James H. Frauenberg, Director (6)	933,831	4.0%
John W. Helmsdoerfer, Chief Financial Officer (7)	164,628	*
Robert H. Milbourne, Director (8)	139,428	*
Timothy T. O'Dell, President, Chief Executive Officer, Director (9)	1,093,375	4.7%

All directors and executive officers as a group (7 persons)	4,356,083	18.2%

* Indicates less than 1% ownership.

(1)    Unless otherwise indicated, each executive officer of director has voting and investment power with respect to all of the shares reflected in the table for such executive officer or director. The mailing address of each of the executive officers and directors of the Company is 7000 N. High Street, Worthington, Ohio 43085.

(2)  Percent of ownership is computed based on the sum of (a) 23,315,547 shares of common stock outstanding on April 13, 2018, (b) the number of shares of common stock, if any, as to which the named person or group has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will first become exercisable within 60 days after April 13, 2018, and (c) the number of shares of common stock, if any, as to which the named person or group has the right to acquire beneficial ownership upon the exercise of Warrants to purchase common stock of the Company.

(3)   Includes (a) options to acquire 80,000 shares of common stock which are currently exercisable or will first become exercisable within 60 days after April 13, 2018, and (b) Warrants to acquire 2,000 shares of common stock.

(4)    Includes (a) options to acquire 25,600 shares of common stock which are currently exercisable or will first become exercisable within 60 days after April 13, 2018, and (b) Warrants to acquire 800 shares of common stock.

(5) Includes (a) options to acquire 25,000 shares of common stock which are currently exercisable or will first become exercisable within 60 days after April 13, 2018, and (b) Warrants to acquire 91,000 shares of common stock.

(6)  Includes (a) options to acquire 25,000 shares of common stock which are currently exercisable or will first become exercisable within 60 days after April 13, 2018, and (b) Warrants to acquire 91,000 shares of common stock.

(7)  Includes (a) options to acquire 60,000 shares of common stock which are currently exercisable or will first become exercisable within 60 days after April 13, 2018, and (b) Warrants to acquire 1,600 shares of common stock.

(8)    Includes (a) options to acquire 25,000 shares of common stock which are currently exercisable or will first become exercisable within 60 days after April 13, 2018, and (b) Warrants to acquire 4,000 shares of common stock.

(9) Includes (a) options to acquire 100,000 shares of common stock which are currently exercisable or will first become exercisable within 60 days after April 13, 2018, and (b) Warrants to acquire 46,000 shares of common stock.  Also includes 30,000 shares of common stock owned by Colleen O’Dell, Mr. O’Dell’s spouse, and 5,000 shares of common stock owned by Colleen O’Dell as custodian for Mr. O’Dell’s daughter, Sara F. O’Dell.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.  Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than 10% of any registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Executive officers, directors and beneficial owners of more than 10% of the outstanding common stock of the Company are required by regulations of the SEC to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on a review of the Section 16(a) reports filed on behalf of these persons and written representations that no other Section 16(a) reports were required to be filed for transactions during 2017, all filing requirements applicable to executive officers, directors and beneficial owners of more than 10% of the outstanding common stock of the Company under Section 16(a) of the Exchange Act were complied with, except that Timothy T. O’Dell had one late Form 4 filing in 2017 reporting a total of six transactions.

AUDIT COMMITTEE MATTERS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BKD has served as the Company’s independent registered public accounting firm since 2014.  The Board of Directors of the Company, upon the recommendation of the Audit Committee, approved the engagement of BKD to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017.  The engagement of BKD as the Company’s independent registered public accounting firm for 2017 was also ratified by the Company’s stockholders at the 2017 annual meeting of stockholders.

PRE-APPROVAL OF SERVICES

The Company’s Audit Committee must pre-approve all engagements of the independent registered public accounting firm by the Company and its subsidiaries, including CFBank, as required by the Audit Committee’s charter and the rules of the Securities and Exchange Commission.  Prior to the beginning of each fiscal year, the Audit Committee approves an annual estimate of fees for engagements, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management.  In addition, the Audit Committee evaluates any potential engagements of the independent registered public accounting firm, including the scope of the proposed work to be performed and the proposed fees, and approves or rejects each service.  Management may present additional services for approval at subsequent Committee meetings during the fiscal year.  The Audit Committee has delegated to the Audit Committee Chairman the authority to evaluate and approve engagements on behalf of the Audit Committee in the event a need arises for pre-approval between Committee meetings and in the event the engagement for services was within the annual estimate but not specifically approved.  If the Chairman so approves any such engagements, he reports that approval to the full Committee at the next Committee meeting.

For the 2016 and 2017 fiscal years, all services provided by BKD were pre-approved by the Audit Committee in accordance with this policy.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BKD served as the Company’s independent registered public accounting firm for the 2017 fiscal year.  The Audit Committee pre-approved all services rendered by BKD for 2017.  The Company was billed the aggregate fees shown below for audit services, audit related services, tax services and other services rendered to the Company and its subsidiaries for the 2016 and 2017 fiscal years.

	2017	2016

Audit Fees (1)	$ 120,750	$ 115,000
Audit-Related Fees (2)	48,185	-
Tax Fees (3)	19,940	15,175
Total	$ 188,875	$ 130,175

(1) Audit Fees include fees for services rendered in connection with BKD’s audit of the Company’s consolidated financial statements and review of annual and quarterly reports filed with the SEC.

(2) Audit-Related Fees include fees for services rendered in connection with BKD’s review and consent related to the Company’s filing of a  Registration Statement on Form S-3 in 2017 and initial comfort letter procedures.

(3) Tax Fees include fees for services rendered by BKD related to the preparation of the Company’s tax returns and review of estimated tax payments, along with various other projects.

AUDIT COMMITTEE REPORT

The Company’s Audit Committee has reviewed and discussed with management and with BKD, the Company’s independent registered public accounting firm for 2017, the audited financial statements of the Company for the year ended December 31, 2017.  In addition, the Audit Committee has discussed with BKD the matters required to be discussed under Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standards No. 1301,  Communications with Audit Committees.

The Audit Committee also has received the written disclosures and the letter from BKD required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with BKD its independence from the Company.

Based on the foregoing review and discussions, the Audit Committee has recommended to the Company’s Board of Directors that the audited financial statements for the year ended December 31, 2017, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

AUDIT COMMITTEE

Thomas P. Ash, Chairman

Edward W. Cochran

James Frauenberg II

Robert Hoeweler

Robert Milbourne

STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

If a stockholder desires to have a proposal included in the Company’s proxy statement and form of proxy for the 2019 annual meeting of stockholders, the proposal must conform to the requirements of Rule 14a-8 promulgated under the Exchange Act and other applicable proxy rules and interpretations of the SEC concerning the submission and content of proposals.  Proposals for the 2019 annual meeting of stockholders must be received by the Company, at 7000 N. High Street, Worthington, Ohio 43085, prior to the close of business on  December 27, 2018 in order to be eligible for inclusion in the Company’s proxy, notice of meeting and proxy statement relating to the 2019 annual meeting.

The Company’s Bylaws provide an advance notice procedure for a stockholder to properly bring business before an annual meeting of stockholders.  For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Corporate Secretary of the Company.  To be timely, a stockholder’s notice must be delivered or mailed to and received at the principal executive offices of the Company not less than 90 days prior to the date of the annual meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.  A stockholder’s notice to the Corporate Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting:  (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business; (iii) the class and number of shares of the Company’s capital stock that are beneficially owned by such stockholder; and (iv) any material interest of such stockholder in such business.

Assuming that the 2019 annual meeting of stockholders is held on the fourth Wednesday of May, 2019 and that such date is announced at least 100 days in advance, a stockholder’s proposal for that meeting must be received by the Company at 7000 N. High Street, Worthington, Ohio 43085, not later than the close of business on  February 21, 2019, in order to be considered timely.  If any such proposal is received after such date, it will be considered untimely, and the persons named in the proxies solicited by the Board of Directors of the Company may exercise discretionary voting power with respect to that proposal

ANNUAL REPORT ON FORM 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017, AS FILED WITH THE SEC, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF RECORD UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, CENTRAL FEDERAL CORPORATION, 7000 N. HIGH STREET, WORTHINGTON, OHIO 43085.

BY ORDER OF THE BOARD OF DIRECTORS

Timothy T. O’Dell

President and Chief Executive Officer

Worthington, Ohio

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON.  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION,

OF

CENTRAL FEDERAL CORPORATION

CENTRAL FEDERAL CORPORATION,  a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:  That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article Fourth, paragraph A of the Certificate of Incorporation, as amended, of the Corporation is hereby amended in its entirety to read as follows:

“A.The total number of shares of all classes of stock which the Corporation shall have authority to issue is [17,666,666][15,285,714][13,500,000][12,111,111][11,000,000] [10,090,909][9,333,333][8,692,307][8,142,857] consisting of:

1.	One million (1,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the “Preferred Stock”); and

2.	[16,666,666][14,285,714][12,500,000][11,111,111][10,000,000][9,090,909] [8,333,333][7,692,307][7,142,857] shares of Common Stock, par value one cent ($.01) per share (the “Common Stock”).

Upon effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of this Certificate of Amendment, each [3][3.5][4][4.5][5][5.5][6][6.5][7]  shares of the Corporation’s Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time will automatically be reclassified into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”).  No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split.  Stockholders who otherwise would be entitled to receive fractional shares of Common Stock will be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests, upon receipt by the Corporation’s transfer agent of the stockholder’s Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (i) the closing price per share of the Common Stock on The NASDAQ Stock Market as of the close of business on the business day immediately preceding the Effective Time, by (ii) the number of shares of Common Stock that would have been exchanged for the fractional share.  Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificate”) will thereafter represent the number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate will have been combined, subject to the elimination of fractional share interests as described above.”

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

A-1

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this __________ day of _______________, 201__.

CENTRAL FEDERAL CORPORATION
By:__________________________________
Name:________________________________
Title:_________________________________

A-2

CENTRAL FEDERAL CORPORATION 7000 N. HIGH STREET WORTHINGTON, OH 43085

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			☐	☐	☐

1.	Election of Directors
Nominees
01)Edward W. Cochran 02) Timothy T. O’Dell

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.			For	Against	Abstain
2	To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers.		☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

3	To ratify the appointment of BKD LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018.		☐	☐	☐

4

To approve an amendment to the Amended and Restated Certificate of Incorporation, as amended, of Central Federal Corporation to effect a reverse stock split of the Company's common stock in a specific ratio ranging from 1-for-3  to 1-for-7, as selected by the Board of Directors.

			☐	☐	☐

5	To approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4.		☐	☐	☐

			Yes	No
	Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2017 Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.

CENTRAL FEDERAL CORPORATION
Annual Meeting of Stockholders
May 30, 2018 at 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Thomas P. Ash and Robert H. Milbourne, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CENTRAL FEDERAL CORPORATION that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, local time, on May 30, 2018, at the New Albany Country Club, 1 Club Lane, New Albany, Ohio 43054, and any adjournment(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side